Exhibit 99.2

Rexford Industrial

FIRST QUARTER 2022

Supplemental Financial Reporting Package

12782

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

12622-12752 MONARCH STREET | GARDEN GROVE

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2021 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

First Quarter 2022 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
Tyler H. Rose	Lead Independent Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
(212) 849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street	Vince Tibone	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2022 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended March 31, 2022

Total # of Properties	312
Total Rentable Square Feet	38,133,166
Total Portfolio Occupancy	96.3%
Same Property Portfolio Occupancy	99.3%
Consolidated Portfolio NOI Growth	40.9%
Same Property Portfolio NOI Growth	8.0%
Same Property Portfolio Cash NOI Growth	11.7%
Core FFO Growth	58.4%
Core FFO/Share Growth	29.7%
Credit Ratings (S&P/Moody's/Fitch)	BBB (Positive Outlook) / Baa3 (Stable Outlook)/ BBB (Positive Outlook)
Net Debt to Total Combined Market Capitalization	10.3%
Net Debt to Adjusted EBITDA	3.7x

First Quarter 2022 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(41% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$76.1
$79.7
$87.8
$100.5
$107.2
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Adjusted EBITDA
(46% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$69.5
$75.7
$89.0
$95.8
$101.5
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Company Share of Core FFO
(58% Year-over-Year Growth)
$80
$70
$60
$50
$40
$30
$20
$10
$0
$48.4
$52.8
$59.6
$69.6
$76.6
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Adjusted Funds From Operations (AFFO)
(63% Year-over-Year Growth)
$80
$70
$60
$50
$40
$30
$20
$10
$0
$41.1
$43.4
$51.0
$59.1
$67.1
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

First Quarter 2022 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Financial Results:
Total rental income	$140,588	$132,593	$115,260	$104,236	$99,644
Net income	$48,900	$39,380	$40,186	$26,037	$30,643
Net Operating Income (NOI)	$107,159	$100,503	$87,759	$79,681	$76,069
Company share of Core FFO	$76,630	$69,591	$59,592	$52,789	$48,364
Company share of Core FFO per common share - diluted	$0.48	$0.45	$0.43	$0.39	$0.37
Adjusted EBITDA	$101,546	$95,804	$88,988	$75,675	$69,521
Dividend declared per common share	$0.315	$0.240	$0.240	$0.240	$0.240
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	38,133,166	36,922,021	34,932,613	32,955,385	32,087,821
Ending occupancy	96.3%	96.3%	96.1%	95.4%	95.8%
Ending occupancy excluding repositioning/redevelopment	98.7%	98.9%	98.4%	98.2%	98.3%
Rent Change - GAAP	71.1%	34.2%	54.3%	33.9%	47.1%
Rent Change - Cash	56.9%	21.5%	38.5%	21.3%	32.7%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(2)	99.3%	99.1%	98.8%	98.4%	98.2%
Same Property Portfolio NOI growth(3)	8.0%
Same Property Portfolio Cash NOI growth(3)	11.7%
Capitalization:
Total shares and units issued and outstanding at period end(4)	171,153,722	166,663,680	157,609,745	143,920,170	140,299,354
Series A, B and C Preferred Stock and Series 1, 2 and 3 CPOP Units(5)	$241,068	$229,068	$229,068	$319,068	$319,068
Total equity market capitalization	$13,007,424	$13,747,159	$9,173,421	$8,515,322	$7,390,155
Total consolidated debt	$1,537,486	$1,413,121	$1,400,552	$1,226,083	$1,226,415
Total combined market capitalization (net debt plus equity)	$14,496,066	$15,116,293	$10,513,819	$9,677,186	$8,492,637
Ratios:
Net debt to total combined market capitalization	10.3%	9.1%	12.7%	12.0%	13.0%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.7x	3.6x	3.8x	3.8x	4.0x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 12 of this report, respectively.
(2)Reflects the ending occupancy for the current 2022 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 35.
(3)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(4)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 6,417,107 (Mar 31, 2022), 6,401,377 (Dec 31, 2021), 6,415,276 (Sep 30, 2021), 6,428,125 (Jun 30, 2021) and 6,641,742 (Mar 31, 2021). Excludes the following # of shares of unvested restricted stock: 280,972 (Mar 31, 2022), 249,179 (Dec 31, 2021), 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021) and 239,748 (Mar 31, 2021). Excludes unvested LTIP units and unvested performance units.
(5)On August 16, 2021, we redeemed all 3,600,000 shares of our 5.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.

First Quarter 2022 Supplemental Financial Reporting Package	Page 6

Guidance.
As of March 31, 2022
2022 OUTLOOK*

METRIC	RESULTS AS OF MARCH 31, 2022	UPDATED 2022 GUIDANCE	INITIAL 2022 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.27	$0.79 - $0.83	$0.77 - $0.81
Company share of Core FFO per diluted share (1)(2)	$0.48	$1.84 - $1.88	$1.77 - $1.81
Same Property Portfolio NOI Growth - GAAP (3)	8.0%	4.0% - 5.0%	3.25% - 4.25%
Same Property Portfolio NOI Growth - Cash (3)	11.7%	6.75% - 7.75%	6.0% - 7.0%
Average Same Property Portfolio Occupancy (3)	99.2%	98.25% - 98.75%	98.0% - 98.5%
General and Administrative Expenses (4)	$14.7M	$59.0M - $60.0M	$58.0M - $59.0M
Net Interest Expense	$9.7M	$39.0M - $40.0M	$38.0M - $39.0M

(1)Our 2022 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of April 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed. No acquisitions have occurred subsequent to March 31, 2022.
(2)See page 36 for a reconciliation of the Company’s 2022 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2022 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through April 19, 2022 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2021 and 2022 (unless otherwise noted). As of March 31, 2022, our 2022 Same Property Portfolio consists of 224 properties aggregating 28.6 million rentable square feet.
(4)Our 2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $24.0 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

First Quarter 2022 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of March 31, 2022

2022 Guidance Rollforward (1)

	Range ($ per share)
Earnings Components	Low	High	Notes
2022 Core FFO Per Diluted Share Guidance (Previous)	$1.77	$1.81	Initial 2022 Guidance
Same Property Portfolio NOI Growth	0.01	0.01	SP NOI Guidance range of 4.0% - 5.0%
1Q22 Acquisitions NOI	0.07	0.07	$458M of 1Q Acquisitions (Guidance rollforward reflects incremental NOI related to $288M acquired subsequent to initial guidance)
Repositioning/Redevelopment and Other NOI	0.03	0.03	Incremental NOI related to repositioning/redevelopment and prior year acquisitions driven by rental rate increases and occupancy
Net G&A Expense	(0.01)	(0.01)	Guidance range of $59.0M to $60.0M
Net Interest Expense	(0.01)	(0.01)	Guidance range of $39.0M to $40.0M
Other	(0.02)	(0.02)	Investment related funding activity
2022 Core FFO Per Diluted Share Guidance (Current)	$1.84	$1.88
Core FFO Annual Growth Per Diluted Share	12%	15%
(1)2022 Guidance and Guidance Rollforward represent the in-place portfolio as of April 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted. No acquisitions have occurred subsequent to March 31, 2022.

First Quarter 2022 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS
Land	$4,466,240	$4,143,021	$3,714,038	$2,942,639	$2,769,614
Buildings and improvements	2,737,575	2,588,836	2,466,435	2,339,640	2,244,948
Tenant improvements	131,169	127,708	124,156	93,221	86,245
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	71,147	71,375	50,823	33,250	35,083
Total real estate held for investment	7,406,263	6,931,072	6,355,584	5,408,882	5,136,022
Accumulated depreciation	(505,196)	(473,382)	(452,019)	(427,387)	(401,122)
Investments in real estate, net	6,901,067	6,457,690	5,903,565	4,981,495	4,734,900
Cash and cash equivalents	48,844	43,987	60,154	64,219	123,933
Restricted cash	—	11	50	26	47
Rents and other receivables, net	11,130	11,027	9,863	8,228	7,737
Deferred rent receivable, net	67,832	61,511	55,726	49,933	45,093
Deferred leasing costs, net	33,703	32,940	33,531	31,183	26,039
Deferred loan costs, net	1,729	1,961	2,192	2,545	2,060
Acquired lease intangible assets, net(1)	153,665	132,158	125,697	89,560	87,587
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Other assets	22,671	19,066	18,213	18,841	27,272
Acquisition related deposits	18,275	8,445	9,610	14,540	10,075
Assets associated with real estate held for sale, net(2)	—	7,213	—	—	—
Total Assets	$7,264,072	$6,781,165	$6,223,757	$5,265,726	$5,069,899
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,524,279	$1,399,565	$1,386,649	$1,219,021	$1,219,425
Interest rate swap liability	1,212	7,482	10,205	12,694	14,081
Accounts payable, accrued expenses and other liabilities	85,465	65,833	77,968	49,699	41,871
Dividends and distributions payable	54,115	40,143	37,970	34,681	33,813
Acquired lease intangible liabilities, net(3)	135,275	127,017	111,444	65,646	66,883
Tenant security deposits	61,701	57,370	55,487	38,489	34,367
Prepaid rents	14,265	15,829	16,358	12,724	11,241
Liabilities associated with real estate held for sale(2)	—	231	—	—	—
Total Liabilities	1,876,312	1,713,470	1,696,081	1,432,954	1,421,681
Equity
Preferred stock	155,676	155,676	155,676	242,327	242,327
Common stock	1,650	1,605	1,514	1,377	1,338
Additional paid in capital	5,133,875	4,828,292	4,283,600	3,499,623	3,300,333
Cumulative distributions in excess of earnings	(198,999)	(191,120)	(187,510)	(182,851)	(170,487)
Accumulated other comprehensive loss	(3,674)	(9,874)	(13,234)	(12,319)	(13,996)
Total stockholders’ equity	5,088,528	4,784,579	4,240,046	3,548,157	3,359,515
Noncontrolling interests	299,232	283,116	287,630	284,615	288,703
Total Equity	5,387,760	5,067,695	4,527,676	3,832,772	3,648,218
Total Liabilities and Equity	$7,264,072	$6,781,165	$6,223,757	$5,265,726	$5,069,899
(1)Includes net above-market tenant lease intangibles of $10,312 (March 31, 2022), $10,671 (December 31, 2021), $11,086 (September 30, 2021), $8,723 (June 30, 2021) and $7,950 (March 31, 2021). Balance as of March 31, 2022, also includes a below-market lease intangible of $12,977 related to a ground lease that was assumed by Company, for which the Company is the lessee, in connection with its acquisition of 2970 East 50th Street.
(2)At December 31, 2021, our property located at 28159 Avenue Stanford was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

First Quarter 2022 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Revenues
Rental income(1)	$140,588	$132,593	$115,260	$104,236	$99,644
Management and leasing services	163	118	136	109	105
Interest income	1	1	7	15	14
Total Revenues	140,752	132,712	115,403	104,360	99,763
Operating Expenses
Property expenses	33,429	32,090	27,501	24,555	23,575
General and administrative	14,717	15,009	11,806	10,695	11,480
Depreciation and amortization	42,471	41,221	38,676	36,228	35,144
Total Operating Expenses	90,617	88,320	77,983	71,478	70,199
Other Expenses
Other expenses(2)	38	1,262	4	2	29
Interest expense	9,683	10,367	10,427	9,593	9,752
Total Expenses	100,338	99,949	88,414	81,073	79,980
Loss on extinguishment of debt	—	—	(505)	—	—
Gain (loss) on sale of real estate	8,486	6,617	13,702	2,750	10,860
Net Income	48,900	39,380	40,186	26,037	30,643
Less: net income attributable to noncontrolling interests	(2,484)	(2,153)	(2,173)	(1,710)	(1,969)
Net income attributable to Rexford Industrial Realty, Inc.	46,416	37,227	38,013	24,327	28,674
Less: preferred stock dividends	(2,314)	(2,314)	(2,976)	(3,637)	(3,636)
Less: original issuance costs of redeemed preferred stock(3)	—	—	(3,349)	—	—
Less: earnings allocated to participating securities	(201)	(145)	(143)	(139)	(141)
Net income attributable to common stockholders	$43,901	$34,768	$31,545	$20,551	$24,897

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.27	$0.23	$0.23	$0.15	$0.19
Net income attributable to common stockholders per share - diluted	$0.27	$0.23	$0.23	$0.15	$0.19
Weighted average shares outstanding - basic	160,628,843	152,270,435	138,762,384	134,312,672	131,612,881
Weighted average shares outstanding - diluted	161,048,592	153,872,639	139,630,475	134,819,742	131,758,744
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 35 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.
(2)Acquisition expenses for all periods presented prior to December 31, 2021 have been reclassified to “Other expenses.” Other expenses for the three months ended December 31, 2021 included (i) a $992 impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease, (ii) $211 of construction costs related to cancelled projects and (iii) $59 of acquisition expenses.
(3)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

First Quarter 2022 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental income	$140,588	$99,644
Management and leasing services	163	105
Interest income	1	14
Total Revenues	140,752	99,763
Operating Expenses
Property expenses	33,429	23,575
General and administrative	14,717	11,480
Depreciation and amortization	42,471	35,144
Total Operating Expenses	90,617	70,199
Other Expenses
Other expenses(1)	38	29
Interest expense	9,683	9,752
Total Expenses	100,338	79,980
Gain (loss) on sale of real estate	8,486	10,860
Net Income	48,900	30,643
Less: net income attributable to noncontrolling interests	(2,484)	(1,969)
Net income attributable to Rexford Industrial Realty, Inc.	46,416	28,674
Less: preferred stock dividends	(2,314)	(3,636)
Less: earnings allocated to participating securities	(201)	(141)
Net income attributable to common stockholders	$43,901	$24,897

Net income attributable to common stockholders per share – basic	$0.27	$0.19
Net income attributable to common stockholders per share – diluted	$0.27	$0.19

Weighted-average shares of common stock outstanding – basic	160,628,843	131,612,881
Weighted-average shares of common stock outstanding – diluted	161,048,592	131,758,744

First Quarter 2022 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net Income	$48,900	$39,380	$40,186	$26,037	$30,643
Add:
Depreciation and amortization	42,471	41,221	38,676	36,228	35,144
Deduct:
Gain (loss) on sale of real estate	8,486	6,617	13,702	2,750	10,860
NAREIT Defined Funds From Operations (FFO)	82,885	73,984	65,160	59,515	54,927
Less: preferred stock dividends	(2,314)	(2,314)	(2,976)	(3,637)	(3,636)
Less: original issuance costs of redeemed preferred stock(2)	—	—	(3,349)	—	—
Less: FFO attributable to noncontrolling interests(3)	(3,787)	(3,528)	(3,277)	(3,256)	(3,134)
Less: FFO attributable to participating securities(4)	(296)	(258)	(223)	(224)	(209)
Company share of FFO	$76,488	$67,884	$55,335	$52,398	$47,948

Company share of FFO per common share‐basic	$0.48	$0.45	$0.40	$0.39	$0.36
Company share of FFO per common share‐diluted	$0.47	$0.44	$0.40	$0.39	$0.36

FFO	$82,885	$73,984	$65,160	$59,515	$54,927
Add:
Acquisition expenses	36	59	4	2	29
Impairment of right-of-use asset(5)	—	992	—	—	—
Loss on extinguishment of debt	—	—	505	—	—
Amortization of loss on termination of interest rate swaps	112	734	615	410	410
Core FFO	83,033	75,769	66,284	59,927	55,366
Less: preferred stock dividends	(2,314)	(2,314)	(2,976)	(3,637)	(3,636)
Less: Core FFO attributable to noncontrolling interests(3)	(3,793)	(3,599)	(3,475)	(3,275)	(3,155)
Less: Core FFO attributable to participating securities(4)	(296)	(265)	(241)	(226)	(211)
Company share of Core FFO	$76,630	$69,591	$59,592	$52,789	$48,364

Company share of Core FFO per common share‐basic	$0.48	$0.46	$0.43	$0.39	$0.37
Company share of Core FFO per common share‐diluted	$0.48	$0.45	$0.43	$0.39	$0.37

Weighted-average shares outstanding-basic	160,628,843	152,270,435	138,762,384	134,312,672	131,612,881
Weighted-average shares outstanding-diluted(6)	161,048,592	153,872,639	139,630,475	134,819,742	131,758,744
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

First Quarter 2022 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net Income	$48,900	$30,643
Add:
Depreciation and amortization	42,471	35,144
Deduct:
Gain (loss) on sale of real estate	8,486	10,860
Funds From Operations (FFO)	82,885	54,927
Less: preferred stock dividends	(2,314)	(3,636)
Less: FFO attributable to noncontrolling interests	(3,787)	(3,134)
Less: FFO attributable to participating securities	(296)	(209)
Company share of FFO	$76,488	$47,948

Company share of FFO per common share‐basic	$0.48	$0.36
Company share of FFO per common share‐diluted	$0.47	$0.36

FFO	$82,885	$54,927
Add:
Acquisition expenses	36	29
Amortization of loss on termination of interest rate swaps	112	410
Core FFO	83,033	55,366
Less: preferred stock dividends	(2,314)	(3,636)
Less: Core FFO attributable to noncontrolling interests	(3,793)	(3,155)
Less: Core FFO attributable to participating securities	(296)	(211)
Company share of Core FFO	$76,630	$48,364

Company share of Core FFO per common share‐basic	$0.48	$0.37
Company share of Core FFO per common share‐diluted	$0.48	$0.37

Weighted-average shares outstanding-basic	160,628,843	131,612,881
Weighted-average shares outstanding-diluted	161,048,592	131,758,744
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.

First Quarter 2022 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Funds From Operations(2)	$82,885	$73,984	$65,160	$59,515	$54,927
Add:
Amortization of deferred financing costs	520	517	508	447	447
Non-cash stock compensation	6,052	6,277	4,506	4,463	4,261
Loss on extinguishment of debt	—	—	505	—	—
Impairment of right-of-use asset	—	992	—	—	—
Amortization related to termination/settlement of interest rate derivatives	181	804	655	410	410
Deduct:
Preferred stock dividends	2,314	2,314	2,976	3,637	3,636
Straight line rental revenue adjustment(3)	6,901	5,999	5,865	4,840	4,199
Amortization of net below-market lease intangibles	5,091	6,154	3,191	3,386	2,712
Capitalized payments(4)	4,878	4,150	3,339	2,593	2,322
Note payable (discount) premium amortization, net	(61)	(60)	(23)	28	29
Recurring capital expenditures(5)	1,251	3,363	2,509	2,053	2,541
2nd generation tenant improvements and leasing commissions(6)	2,147	1,510	2,523	4,885	3,528
Adjusted Funds From Operations (AFFO)	$67,117	$59,144	$50,954	$43,413	$41,078

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $3,582, $3,273, $3,239, $3,127 and $2,563 (including deferral of $62 of base rent provided by COVID-19 rent relief agreements), for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $18,815, $21,722, $20,271, $21,968 and $16,584 for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $997, $433, $2,531, $3,272 and $1,369 for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

First Quarter 2022 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Rental income(2)(3)	$140,588	$132,593	$115,260	$104,236	$99,644
Less: Property expenses	33,429	32,090	27,501	24,555	23,575
Net Operating Income (NOI)	$107,159	$100,503	$87,759	$79,681	$76,069
Amortization of above/below market lease intangibles	(5,091)	(6,154)	(3,191)	(3,386)	(2,712)
Straight line rental revenue adjustment	(6,901)	(5,999)	(5,865)	(4,840)	(4,199)
Cash NOI	$95,167	$88,350	$78,703	$71,455	$69,158

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net income	$48,900	$39,380	$40,186	$26,037	$30,643
Interest expense	9,683	10,367	10,427	9,593	9,752
Depreciation and amortization	42,471	41,221	38,676	36,228	35,144
(Gain) loss on sale of real estate	(8,486)	(6,617)	(13,702)	(2,750)	(10,860)
EBITDAre	$92,568	$84,351	$75,587	$69,108	$64,679
Stock-based compensation amortization	6,052	6,277	4,506	4,463	4,261
Loss on extinguishment of debt	—	—	505	—	—
Acquisition expenses	36	59	4	2	29
Impairment of right-of-use asset	—	992	—	—	—
Pro forma effect of acquisitions(4)	2,938	4,175	8,572	2,086	662
Pro forma effect of dispositions(5)	(48)	(50)	(186)	16	(110)
Adjusted EBITDA	$101,546	$95,804	$88,988	$75,675	$69,521
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (reduction) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $40, $4, $142, $(121) and $(496) for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.
(4)Represents the estimated impact on Q1'22 EBITDAre of Q1'22 acquisitions as if they had been acquired on January 1, 2022, the impact on Q4'21 EBITDAre of Q4'21 acquisitions as if they had been acquired on October 1, 2021, the impact on Q3'21 EBITDAre of Q3'21 acquisitions as if they had been acquired on July 1, 2021, the impact on Q2'21 EBITDAre of Q2'21 acquisitions as if they had been acquired on April 1, 2021 and the impact on Q1'21 EBITDAre of Q1'21 acquisitions as if they had been acquired on January 1, 2021. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q1'22 EBITDAre of Q1'22 dispositions as if they had been sold as of January 1, 2022, the impact on Q4'21 EBITDAre of Q4'21 dispositions as if they had been sold as of October 1, 2021, the impact on Q3'21 EBITDAre of Q3'21 dispositions as if they had been sold as of July 1, 2021, the impact on Q2'21 EBITDAre of Q2'21 dispositions as if they had been sold as of April 1, 2021 and the impact on Q1'21 EBITDAre of Q1'21 dispositions as if they had been sold as of January 1, 2021.

First Quarter 2022 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	224
Square Feet	28,570,287

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Rental income(2)(3)(4)	$100,215	$91,958	$8,257	9.0%
Property expenses	23,857	21,256	2,601	12.2%
Same Property Portfolio NOI	$76,358	$70,702	$5,656	8.0%	(4)
Straight-line rental revenue	(2,691)	(3,853)	1,162	(30.2)%
Amort. of above/below market lease intangibles	(1,640)	(2,377)	737	(31.0)%
Same Property Portfolio Cash NOI	$72,027	$64,472	$7,555	11.7%	(4)(5)

Same Property Portfolio Occupancy:

	Three Months Ended March 31,
	2022	2021	Change (basis points)
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	99.1%	98.0%	110 bps
Orange County	98.7%	99.3%	(60) bps
San Bernardino County	99.8%	97.6%	220 bps
Ventura County	99.1%	94.1%	500 bps
San Diego County	99.4%	96.7%	270 bps
Quarterly Weighted Average Occupancy	99.2%	97.7%	150 bps
Ending Occupancy:	99.3%	98.2%	110 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See “Same Property Portfolio Rental Income” on page 35 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended March 31, 2022 and 2021.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $199 thousand and $(285) thousand for the three months ended March 31, 2022 and 2021, respectively.
(4)Rental income includes lease termination fees of $3 thousand and $51 thousand for the three months ended March 31, 2022 and 2021, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 8.1% and Same Property Portfolio Cash NOI increased by approximately 11.8% during the three months ended March 31, 2022, compared to the three months ended March 31, 2021, respectively.
(5)Adjusting for the impact of short-term COVID-19 related rent deferral agreements, Same Property Portfolio Cash NOI increased by 12.3% for the three months ended March 31, 2022, compared to the three months ended March 31, 2021.
(6)Calculated by averaging the occupancy rate at the end of each month in 1Q-2022 and December 2021 (for 1Q-2022) and the end of each month in 1Q-2021 and December 2020 (for 1Q-2021).

First Quarter 2022 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2022

Description	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Common shares outstanding(1)	164,736,615	160,262,303	151,194,469	137,492,045	133,657,612
Operating partnership units outstanding(2)	6,417,107	6,401,377	6,415,276	6,428,125	6,641,742
Total shares and units outstanding at period end	171,153,722	166,663,680	157,609,745	143,920,170	140,299,354
Share price at end of quarter	$74.59	$81.11	$56.75	$56.95	$50.40
Common Stock and Operating Partnership Units - Capitalization	$12,766,356	$13,518,091	$8,944,353	$8,196,254	$7,071,087

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	—	—	—	—
Preferred Equity	$241,068	$229,068	$229,068	$319,068	$319,068
Total Equity Market Capitalization	$13,007,424	$13,747,159	$9,173,421	$8,515,322	$7,390,155

Total Debt	$1,537,486	$1,413,121	$1,400,552	$1,226,083	$1,226,415
Less: Cash and cash equivalents	(48,844)	(43,987)	(60,154)	(64,219)	(123,933)
Net Debt	$1,488,642	$1,369,134	$1,340,398	$1,161,864	$1,102,482
Total Combined Market Capitalization (Net Debt plus Equity)	$14,496,066	$15,116,293	$10,513,819	$9,677,186	$8,492,637
Net debt to total combined market capitalization	10.3%	9.1%	12.7%	12.0%	13.0%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.7x	3.6x	3.8x	3.8x	4.0x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.2x	4.2x	4.4x	4.9x	5.1x
(1)Excludes the following number of shares of unvested restricted stock: 280,972 (Mar 31, 2022), 249,179 (Dec 31, 2021), 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021) and 239,748 (Mar 31, 2021).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Mar 31, 2022, includes 659,586 vested LTIP Units & 744,899 vested performance units & excludes 250,006 unvested LTIP Units & 1,096,819 unvested perf. units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000). On August 16, 2021, we redeemed all 3,600,000 shares of our Series A Preferred Stock at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.

First Quarter 2022 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2022
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Unsecured Debt:
$700M Revolving Credit Facility(3)	2/13/2024(4)	LIBOR +0.85%(5)	1.302%	$125,000
$150M Term Loan Facility	5/22/2025	LIBOR +0.95%(5)	3.713%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes due 2030	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes due 2031 - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	3,922
$60M Term Loan	8/1/2023(6)	LIBOR + 1.70%	2.152%	57,912
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,377
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,783
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,586
5160 Richton Street	11/15/2024	3.790%	3.790%	4,243
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,665
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,232
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,983
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,074
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	3,102
21515 Western Avenue	9/1/2042	4.500%	4.500%	13,007
			2.735%	$1,537,486

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	7.7	2.89%	2.89%	$1,354,574	88%
Variable	1.7	LIBOR + 1.12%	1.57%	$182,912	12%
Secured	4.9		3.32%	$137,486	9%
Unsecured	7.2		2.68%	$1,400,000	91%
*See footnotes on the following page*

First Quarter 2022 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate(1)
2022	$—	$—	$—	—%	—%
2023	64,211	—	64,211	4%	2.375%
2024	13,277	125,000	138,277	9%	1.598%
2025	—	250,000	250,000	16%	3.944%
2026	7,100	—	7,100	1%	3.900%
2027	20,432	125,000	145,432	9%	3.929%
2028	14,283	—	14,283	1%	3.856%
2029	—	25,000	25,000	2%	3.880%
2030	—	400,000	400,000	26%	2.125%
2031	2,074	400,000	402,074	26%	2.150%
Thereafter	16,109	75,000	91,109	6%	4.101%
Total	$137,486	$1,400,000	$1,537,486	100%	2.735%
(1)Includes the effect of interest rate swaps effective as of March 31, 2022, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $13.2 million as of March 31, 2022.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As of March 31, 2022, the facility fee rate is 0.200%.
(4)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(5)The applicable LIBOR margin ranges from 0.725% to 1.400% for the revolving credit facility and 0.80% to 1.60% for the $150M term loan facility depending on our credit ratings, which is subject to change. As a result, the effective interest rate for these loans can fluctuate from period to period.
(6)One two-year extension is available, provided that certain conditions are satisfied.
(7)The weighted average remaining term to maturity of our consolidated debt is 7.0 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

First Quarter 2022 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
2.0
2.2
1.8
1.0
0.9
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
95.8%
98.3%
95.4%
98.2%
96.1%
98.4%
96.3%
98.9%
96.3%
98.7%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Leasing Activity - Rent Change
GAAP
CASH
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
47.1%
32.7%
33.9%
21.3%
54.3%
38.5%
34.2%
21.5%
71.1%
56.9%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.2%
98.4%
98.8%
99.1%
99.3%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

First Quarter 2022 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At March 31, 2022	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(2)
Market	# Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning/ Redevelopment(1)	Total (in 000’s)	Per Square Foot
Central LA	20	2,456,761	517,036	2,973,797	100.0%	73.3%	95.4%	98.1%	$29,869	$10.53
Greater San Fernando Valley	52	4,811,475	1,198,869	6,010,344	98.2%	86.5%	95.9%	97.9%	70,687	$12.27
Mid-Counties	26	2,188,186	437,371	2,625,557	100.0%	76.2%	96.0%	100.0%	29,485	$11.69
San Gabriel Valley	29	3,385,702	569,760	3,955,462	100.0%	87.6%	98.2%	100.0%	38,440	$9.90
South Bay	57	3,661,351	2,346,412	6,007,763	99.4%	89.6%	95.6%	97.4%	93,863	$16.34
Los Angeles County	184	16,503,475	5,069,448	21,572,923	99.4%	85.8%	96.2%	98.4%	262,344	$12.64

North Orange County	17	1,250,754	380,642	1,631,396	98.5%	83.6%	95.0%	98.8%	18,406	$11.88
OC Airport	8	463,537	495,322	958,859	98.6%	74.8%	86.3%	99.2%	12,282	$14.84
South Orange County	5	357,712	88,355	446,067	92.1%	100.0%	93.7%	93.7%	4,516	$10.81
West Orange County	8	725,788	392,068	1,117,856	100.0%	28.4%	74.9%	100.0%	8,811	$10.53
Orange County	38	2,797,791	1,356,387	4,154,178	98.1%	65.5%	87.4%	98.5%	44,015	$12.12

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	229	$6.89
Inland Empire West	39	4,552,148	1,824,739	6,376,887	99.7%	100.0%	99.8%	99.8%	60,711	$9.54
San Bernardino County	40	4,585,406	1,824,739	6,410,145	99.7%	100.0%	99.8%	99.8%	60,940	$9.53

Ventura	18	1,941,865	1,080,341	3,022,206	99.1%	98.5%	98.9%	98.9%	31,318	$10.48
Ventura County	18	1,941,865	1,080,341	3,022,206	99.1%	98.5%	98.9%	98.9%	31,318	$10.48

Central San Diego	18	1,297,242	196,964	1,494,206	99.4%	86.4%	97.7%	97.7%	22,308	$15.28
North County San Diego	14	1,444,508	35,000	1,479,508	100.0%	100.0%	100.0%	100.0%	18,507	$12.51
San Diego County	32	2,741,750	231,964	2,973,714	99.7%	88.4%	98.8%	98.8%	40,815	$13.89
CONSOLIDATED TOTAL / WTD AVG	312	28,570,287	9,562,879	38,133,166	99.3%	87.1%	96.3%	98.7%	$439,432	$11.97
(1)Excludes space aggregating 959,435 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of March 31, 2022. See pages 27-28 for additional details on these properties.
(2)See page 32 for definition and details on how these amounts are calculated.

First Quarter 2022 Supplemental Financial Reporting Package	Page 21

Occupancy and Leasing Trends.
(unaudited results)

Occupancy by County:

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Ending Occupancy:(1)
Los Angeles County	96.2%	94.9%	95.1%	95.0%	95.4%
Orange County	87.4%	95.4%	96.5%	95.1%	96.0%
San Bernardino County	99.8%	99.9%	98.6%	98.4%	98.1%
Ventura County	98.9%	98.9%	96.8%	93.5%	94.9%
San Diego County	98.8%	97.3%	96.4%	94.7%	94.1%
Total/Weighted Average	96.3%	96.3%	96.1%	95.4%	95.8%

Total Portfolio RSF	38,133,166	36,922,021	34,932,613	32,955,385	32,087,821

Leasing Activity:

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Leasing Activity (SF):(2)
New leases(2)	314,567	223,347	717,104	1,207,516	909,694
Renewal leases(2)	552,828	776,554	1,104,424	981,781	1,049,547
Gross leasing	867,395	999,901	1,821,528	2,189,297	1,959,241

Expiring leases	842,891	1,092,589	1,678,180	1,480,571	1,392,181
Expiring leases - placed into repositioning	310,656	77,400	206,155	400,503	389,486
Net absorption	(286,152)	(170,088)	(62,807)	308,223	177,574
Retention rate(3)	79%	72%	72%	74%	79%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
GAAP Rent Change	71.1%	34.2%	54.3%	33.9%	47.1%
Cash Rent Change	56.9%	21.5%	38.5%	21.3%	32.7%
(1)See page 21 for the ending occupancy by County of our total portfolio excluding repositioning/redevelopment space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.

First Quarter 2022 Supplemental Financial Reporting Package	Page 22

Leasing Statistics.
(unaudited results)

Leasing Activity:

First Quarter 2022:	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
New	35	314,567	4.4
Renewal	54	552,828	3.4
Total/Weighted Average	89	867,395	3.8

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
First Quarter 2022:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$19.94	$11.99	66.3%	0.7	$18.88	$12.66	49.1%	$6.23
Renewal	$21.13	$12.23	72.8%	0.9	$20.75	$12.98	59.9%	$2.32
Weighted Average	$20.80	$12.16	71.1%	0.8	$20.23	$12.89	56.9%	$3.40

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	481,600	120,983	96.7%	$7,949	$270,294	$12.95
Orange County	66,754	90,861	89.6%	2,168	46,184	$12.40
San Bernardino County	55,210	—	99.8%	417	61,357	$9.59
San Diego County	20,238	—	98.8%	47	40,862	$13.90
Ventura County	19,033	—	98.9%	80	31,398	$10.51
Total/Weighted Average	642,835	211,844	96.8%	$10,661	$450,095	$12.19
(1)GAAP and cash rent statistics and turnover costs for new leases exclude two leases aggregating 103,216 RSF for which there was no comparable lease data. Of these two excluded leases, one lease for 98,259 RSF related to current year significant repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of March 31, 2022.
(4)Includes $6.4 million of annualized base rent under Uncommenced New Leases and $4.3 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 32 for further details on how these amounts are calculated.

First Quarter 2022 Supplemental Financial Reporting Package	Page 23

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of March 31, 2022:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	319,375	$—	$—
Repositioning/Redevelopment(1)	—	896,828	—	$—
MTM Tenants	14	281,955	3,979	$14.11
2022	325	4,112,658	45,019	$10.95
2023	391	5,287,954	65,894	$12.46
2024	364	6,288,262	69,961	$11.13
2025	219	4,562,604	51,619	$11.31
2026	163	6,030,357	69,530	$11.53
2027	68	3,251,874	37,801	$11.62
2028	17	882,297	11,027	$12.50
2029	16	1,130,295	14,428	$12.77
2030	12	1,320,331	15,404	$11.67
2031	17	1,828,263	28,264	$15.46
Thereafter	30	1,940,113	37,169	$19.16
Total Portfolio	1,636	38,133,166	$450,095	$12.19
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of March 31, 2022. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 27-28 for additional details on these properties.

First Quarter 2022 Supplemental Financial Reporting Package	Page 24

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants:

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$11,002	2.4%	$3.15(2)	9/29/2041
Federal Express Corporation	Multiple Submarkets(3)	527,861	$9,875	2.2%	$18.71	11/30/2032 (3)
L3 Technologies, Inc.	South Bay	461,431	$8,474	1.9%	$18.36	9/30/2031
Michael Kors (USA), Inc.	Mid-Counties	565,619	$5,748	1.3%	$10.16	11/30/2026
United Natural Foods, Inc.	Central LA	695,120	$5,492	1.2%	$7.90	5/8/2038
County of Los Angeles	Greater San Fernando Valley	164,500	$4,462	1.0%	$27.13	10/31/2023
Madden Corporation	Multiple Submarkets(4)	295,290	$4,238	0.9%	$14.35	5/31/2027(4)
Global Mail. Inc.	Mid-Counties	346,381	$3,878	0.9%	$11.20	6/30/2030
Volt Information Sciences, Inc.	North Orange County	191,127	$3,323	0.8%	$17.39	3/31/2031
Behr Process Corporation	OC Airport	225,280	$3,299	0.7%	$14.64	12/31/2032
Top 10 Tenants		3,472,609	$59,791	13.3%
Top 11 - 20 Tenants		2,158,962	$26,666	5.9%
Total Top 20 Tenants		5,631,571	$86,457	19.2%
(1)See page 32 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.0 million or $3.15 per land square foot.
(3)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North OC expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, and (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(4)Includes (i) 29,146 RSF in Inland Empire West expiring Dec 31, 2026 and (ii) 266,144 RSF in LA-South Bay expiring May 31, 2027.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Building Rentable SF	Building Rentable SF		Building Leased %	Building Leased % Excl. Repositioning	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	669	1,637,360	1,647,968		99.4%	99.4%	$24,342	5.4%	$14.87
5,000 - 9,999	236	1,682,085	1,682,085		100.0%	100.0%	24,347	5.4%	$14.47
10,000 - 24,999	322	5,200,530	6,317,831		82.3%	94.2%	69,101	15.4%	$13.29
25,000 - 49,999	165	6,039,392	6,127,686		98.6%	98.6%	74,682	16.6%	$12.37
>50,000	192	22,175,788	22,175,788		100.0%	100.0%	230,148	51.1%	$10.38
Building Subtotal / Wtd. Avg.	1,584	36,735,155	37,951,358	(2)	96.8%	98.9%	$422,620	93.9%	$11.50
Land/IOS(3)	21		7,038,980	(4)			25,619	5.7%	$3.64	(4)
Other(3)	31						1,856	0.4%
Total	1,636						$450,095	100.0%
(1)See page 32 for further details on how these amounts are calculated.
(2)Excludes 181,808 building RSF that is associated with “Land/IOS”.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

First Quarter 2022 Supplemental Financial Reporting Package	Page 25

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Three months ended March 31, 2022

	Year to Date
	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$76	240,427	$0.32
New Leases‐2nd Generation	85	216,988	$0.39
Renewals	106	348,592	$0.30
Total Tenant Improvements	$267

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$921	103,216	$8.92
New Leases‐2nd Generation	846	218,970	$3.86
Renewals	1,110	375,817	$2.95
Total Leasing Commissions & Lease Costs	$2,877

Total Recurring Capex	$1,251	37,265,952	$0.03
Recurring Capex % of NOI	1.2%
Recurring Capex % of Rental Revenue	1.1%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$15,413
Unit Renovation(3)	409
Other(4)	2,993
Total Nonrecurring Capex	$18,815	15,910,777	$1.18

Other Capitalized Costs(5)	$5,000
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of March 31, 2022. See pages 27-28 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

First Quarter 2022 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning*/Redevelopment.(1)
As of March 31, 2022	(unaudited results, $ in millions)

	Repositioning

					Est. Constr. Period(1)
	Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 3/31/22	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 1Q-2022(1)	Est. Annual Stabilized Cash NOI(1)	Est. UnleveredStabilized Yield(1)
	CURRENT REPOSITIONING:
	12821 Knott Street (West OC)(4)	165,171	165,171	0%	1Q-19	2Q-22	3Q-22	$20.7	$14.0	$34.7	$31.6	$0.0	$2.7	7.7%
	12133 Greenstone Ave. (Mid-Counties)(5)	—	—	100%(5)	1Q-21	2Q-22	2Q-22	5.7	7.2	12.9	8.5	0.0	1.0	7.8%
	11600 Los Nietos Road (Mid-Counties)	106,251	106,251	0%	2Q-21	3Q-22	4Q-22	17.0	5.9	22.9	20.2	0.0	1.8	7.8%
	15650-15700 Avalon Blvd. (South Bay)(6)	98,259	98,259	100%(6)	3Q-21	3Q-22	3Q-22	28.3	7.7	36.0	31.6	0.0	2.8	7.8%
	900 East Ball Road (North OC)(7)	62,607	62,607	100%(7)	4Q-21	3Q-22	3Q-22	17.4	2.1	19.5	18.3	0.0	1.3	6.9%
	19431 Santa Fe Avenue (South Bay)	14,793	14,793	0%	1Q-22	2Q-22	3Q-22	8.2	3.1	11.3	8.6	0.0	1.6	14.5%
	8210-8240 Haskell Avenue (SF Valley)	53,886	53,886	0%	1Q-22	3Q-22	1Q-23	12.5	1.7	14.2	12.6	0.0	1.0	6.7%
	Total/Weighted Average	500,967	500,967					$109.8	$41.7	$151.5	$131.4	$0.0	$12.2	8.1%

	FUTURE REPOSITIONING:
	14100 Vine Place (Mid-Counties)	123,148	123,148	100%	2Q-22	4Q-22	2Q-23	$49.0	$5.0	$54.0	$49.1	$0.1	$2.5	4.6%
	3441 MacArthur Blvd. (OC Airport)	117,145	117,145	0%	3Q-22	1Q-23	2Q-23	9.0	10.8	19.8	9.4	0.2	1.9	9.4%
**	2757 Del Amo Boulevard (South Bay)	57,300	57,300	100%	2Q-23	3Q-23	1Q-24	11.9	6.1	18.0	11.9	0.1	1.9	10.8%
	Total/Weighted Average	297,593	297,593					$69.9	$21.9	$91.8	$70.4	$0.4	$6.3	6.9%

	Total Repositioning (Excluding Other)	798,560	798,560					$179.7	$63.6	$243.3	201.8	$0.4	$18.5	7.6%

	OTHER CURRENT REPOSITIONING IN PROCESS:
	Other Repositioning - 16 projects with estimated costs < $1 million individually(8)								$14.4		$6.9			6.5% - 7.5%

* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
** Property is included in our 2022 Same Property Portfolio as of March 31, 2022.

— See numbered footnotes on page 29 —

First Quarter 2022 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of March 31, 2022	(unaudited results, $ in millions)

Redevelopment
			Est. Constr. Period(1)
Property (Submarket)	Projected RSF(9)	Total Property Leased % 3/31/2022	Start	Target Complet.	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Redev. Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Actual Cash NOI 1Q-2022(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Unlevered Stabilized Yield(1)
CURRENT REDEVELOPMENT:
415-435 Motor Avenue (SG Valley)	94,315	—%	2Q-21	2Q-22	3Q-22	$7.4	$10.3	$17.7	$14.4	$0.0	$1.7	9.8%
15601 Avalon Boulevard (South Bay)	86,879	—%	3Q-21	4Q-22	1Q-23	16.1	12.1	28.2	18.1	0.0	1.6	5.6%
1055 Sandhill Avenue (South Bay)	127,853	—%	3Q-21	2Q-23	4Q-23	12.0	16.7	28.7	15.0	0.0	2.3	7.9%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	2Q-23	4Q-23	9.6	30.8	40.4	16.6	0.0	3.7	9.1%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	2Q-23	4Q-23	23.6	29.2	52.8	25.3	0.0	3.0	5.7%
12752-12822 Monarch St. (West OC) **	160,547	41%	1Q-22	2Q-23	3Q-23	34.1	15.7	49.8	36.1	0.4	3.7	7.4%
1901 Via Burton (North OC)	139,449	—%	1Q-22	3Q-23	1Q-24	24.5	18.4	42.9	25.7	0.0	2.5	5.7%
Total/Weighted Average	972,845					$127.3	$133.2	$260.5	$151.2	$0.4	$18.5	7.1%

STABILIZED - REDEVELOPMENT:
29025 Avenue Paine (SF Valley)	111,260	100%	100%	1Q-21	1Q-22	$5.5	$11.9	$17.4	$17.3	$0.0	$1.2	6.6%

FUTURE REDEVELOPMENT:
4416 Azusa Canyon Road (SG Valley)(10)	130,063	—%	2Q-22	3Q-23	4Q-23	$12.3	$18.4	$30.7	$13.4	$0.0	$2.3	7.5%
3233 Mission Oaks Blvd. (Ventura) ***	173,124	97%	2Q-22	3Q-23	4Q-23	40.7	30.8	71.5	40.9	1.0	5.5	7.7%
2390-2444 American Way (North OC)	97,170	—%	2Q-22	4Q-23	1Q-24	17.1	15.8	32.9	17.4	0.0	1.8	5.5%
8888-8892 Balboa Avenue (Central SD)	128,400	—%	2Q-22	4Q-23	1Q-24	19.9	19.0	38.9	20.5	0.0	2.3	5.9%
12118 Bloomfield Avenue (Mid-Counties)(10)	109,570	100%	3Q-22	1Q-24	2Q-24	16.7	15.3	32.0	16.9	0.1	2.0	6.2%
6027 Eastern Avenue (Central LA)(10)	92,781	—%	4Q-22	4Q-23	1Q-24	23.4	18.2	41.6	23.6	0.0	1.9	4.7%
15010 Don Julian Road (SG Valley)(10)	219,242	100%	4Q-22	4Q-23	2Q-24	22.9	27.3	50.2	23.6	0.2	3.7	7.4%
3071 Coronado Street (North OC)(10)	107,000	100%	1Q-23	4Q-23	2Q-24	28.2	16.5	44.7	28.3	(0.1)	2.1	4.6%
13711 Freeway Drive (Mid-Counties)(10)	108,000	100%	1Q-23	1Q-24	2Q-24	34.1	19.4	53.5	34.1	0.0	2.7	5.0%
12772 San Fernando Road (SF Valley)(10)	143,421	52%	3Q-23	3Q-24	4Q-24	22.1	21.7	43.8	22.5	0.2	2.6	6.0%
21515 Western Avenue (South Bay)(10)	84,100	100%	3Q-23	3Q-24	4Q-24	19.1	15.5	34.6	19.2	0.1	1.6	4.7%
Total/Weighted Average	1,392,871					$256.5	$217.9	$474.4	$260.4	$1.5	$28.5	6.0%

Total Redevelopment	2,476,976					$389.3	$363.0	$752.3	$428.9	$1.9	$48.2	6.4%
* “Properties Under Redevelopment” are typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land     where we plan to construct a ground-up building.
** As of March 31, 2022, 12752-12822 Monarch Street comprises 276,585 RSF. The project includes 111,325 RSF that are not being redeveloped. We plan to reposition 65,335 RSF, and to demolish 99,925 RSF and construct a new 95,212 RSF building in its place. At completion, the total project will contain 271,872 RSF. Costs and yield shown above reflect the entire project.
*** As of March 31, 2022, 3233 Mission Oaks Blvd comprises 461,717 RSF. The project includes 409,217 RSF that are not being redeveloped. We plan to demolish the remaining 52,500 RSF and construct two new buildings comprising 173,124 RSF. We are also performing site work across the entire project. At completion, the total project will contain 582,341 RSF. Costs and yield shown above reflect the entire project.
— See numbered footnotes on page 29 —

First Quarter 2022 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2022	(unaudited results, in thousands, except square feet)

Stabilized Repositionings/Redevelopments: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
The Merge (Inland Empire West)	333,544	2Q-21	7.0%
16221 Arthur Street (Mid-Counties)	61,372	2Q-21	7.9%
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(11)	488,114	3Q-21	6.3%
8745-8775 Production Avenue (Central SD)(12)	26,200	3Q-21	6.9%
19007 Reyes Avenue (South Bay)(13)	—	3Q-21	6.2%
851 Lawrence Drive (Ventura)	90,773	3Q-21	6.4%
29025 Avenue Paine (SF Valley)	111,260	1Q-22	6.6%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 34-35 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)As of March 31, 2022, 12133 Greenstone Avenue has been pre-leased with the lease expected to commence in June 2022, subject to completion of repositioning work.
(6)As of March 31, 2022, 15650-15700 Avalon Boulevard has been pre-leased with the lease expected to commence in August 2022, subject to completion of repositioning work.
(7)As of March 31, 2022, 900 East Ball Road has been pre-leased with the lease expected to commence in July 2022, subject to completion of repositioning work.
(8)“Other Repositioning” includes 16 projects where estimated costs are generally less than $1.0 million individually. Repositioning work at these 16 projects totals 332,936 RSF. Other Repositioning is comprised of properties both included and excluded from our Same Property Portfolio.
(9)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(10)As of March 31, 2022, these projects have existing buildings aggregating 726,294 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings.
(11)Rancho Pacifica Buildings 1 & 6 are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,152,883 RSF. Amounts detailed in the tables above (leased %, costs, NOI and stabilized yield) reflect only these two buildings.
(12)At 8745-8775 Production Avenue, we repositioned 26,000 RSF of the 46,820 RSF property. The stabilized yield reflects the full project and its RSF.
(13)At 19007 Reyes Avenue, a 4.5 acre industrial site, we removed the dysfunctional improvements and converted the site into a single tenant industrial outdoor storage facility for container storage.

First Quarter 2022 Supplemental Financial Reporting Package	Page 29

Current Year Acquisitions and Dispositions Summary.
As of March 31, 2022						(unaudited results)

2022 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Mar 31, 2022
1/14/2022	444 Quay Avenue(1)	Los Angeles	South Bay	29,760	$10.76	86%	86%
1/31/2022	18455 Figueroa Street	Los Angeles	South Bay	146,765	64.25	100%	100%
2/1/2022	24903 Avenue Kearny	Los Angeles	Greater San Fernando Valley	214,436	58.46	100%	100%
2/2/2022	19475 Gramercy Place	Los Angeles	South Bay	47,712	11.30	—%	—%
2/8/2022	14005 Live Oak Avenue	Los Angeles	San Gabriel Valley	56,510	25.00	100%	100%
2/10/2022	13700-13738 Slover Avenue(1)	San Bernardino	Inland Empire West	17,862	13.21	100%	100%
2/24/2022	Meggitt Simi Valley	Ventura	Ventura	285,750	57.00	100%	100%
2/25/2022	21415-21605 Plummer Street	Los Angeles	Greater San Fernando Valley	231,769	42.00	82%	82%
3/1/2022	1501-1545 Rio Vista Avenue	Los Angeles	Central LA	54,777	28.00	100%	100%
3/9/2022	17011-17027 Central Avenue	Los Angeles	South Bay	52,561	27.36	100%	100%
3/9/2022	2843 Benet Road	San Diego	North County San Diego	35,000	12.97	100%	100%
3/9/2022	14243 Bessemer Street	Los Angeles	Greater San Fernando Valley	14,299	6.59	100%	100%
3/9/2022	2970 East 50th Street	Los Angeles	Central LA	48,876	18.08	100%	100%
3/11/2022	19900 Plummer Street	Los Angeles	Greater San Fernando Valley	43,472	15.00	100%	100%
3/17/2022	Long Beach Business Park(2)	Los Angeles	South Bay	123,532	24.00	95%	95%
3/18/2022	13711 Freeway Drive(3)	Los Angeles	Mid-Counties	82,092	34.00	100%	100%
3/22/2022	6245 Providence Way	San Bernardino	Inland Empire West	27,636	9.67	100%	100%
Total 2022 Current Period Acquisitions				1,512,809	$457.65

2022 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
1/13/2022	28159 Avenue Stanford	Los Angeles	Greater San Fernando Valley	79,247	$16.50
Total Current Period Dispositions				79,247	$16.50
(1)Represents acquisition of an industrial outdoor storage site.
(2)In consideration for the purchase of the property, we (i) paid $12.0 million in cash and (ii) issued 164,998 3.00% Cumulative Redeemable Convertible Preferred Units of partnership interest in the Operating Partnership, all of which are more fully described in the Current Report on Form 8-K filed with the SEC on March 21, 2022.
(3)Represents acquisition of a current or near-term redevelopment site. See page 28 for additional details.

First Quarter 2022 Supplemental Financial Reporting Package	Page 30

Net Asset Value Components.
As of March 31, 2022	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Mar 31, 2022
Total operating rental income	$140,588
Property operating expenses	(33,429)
Pro forma effect of uncommenced leases(2)	1,136
Pro forma effect of acquisitions(3)	2,938
Pro forma effect of dispositions(4)	(48)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	14,386
Pro Forma NOI	125,571
Amortization of net below-market lease intangibles	(5,091)
Straight line rental revenue adjustment	(6,901)
Pro Forma Cash NOI	$113,579

Balance Sheet Items
Other assets and liabilities	March 31, 2022
Cash and cash equivalents	$48,844
Rents and other receivables, net	11,130
Other assets	22,671
Acquisition related deposits	18,275
Accounts payable, accrued expenses and other liabilities	(85,465)
Dividends payable	(54,115)
Tenant security deposits	(61,701)
Prepaid rents	(14,265)
Estimated remaining cost to complete repositioning/redevelopment projects	(364,646)
Total other assets and liabilities	$(479,272)

Debt and Shares Outstanding

Total consolidated debt(6)	$1,537,486
Preferred stock/units - liquidation preference	$241,068

Common shares outstanding(7)	164,736,615
Operating partnership units outstanding(8)	6,417,107
Total common shares and operating partnership units outstanding	171,153,722
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 32 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of January 1, 2022.
(3)Represents the estimated incremental NOI from Q1'22 acquisitions as if they had been acquired on January 1, 2022. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of January 1, 2022.
(4)Represents the deduction of actual Q1'22 NOI for the properties that were sold during the current quarter. See page 30 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repo/redev, lease-up or stabilized during the three months ended March 31, 2022, assuming that all repo/redev work had been completed and all of the properties were fully stabilized as of January 1, 2022. Includes all properties that are separately listed on pages 27-28 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2022.
(6)Excludes unamortized loan discount and debt issuance costs totaling $13.2 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 280,972 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 659,586 vested LTIP Units and 744,899 vested performance units and excludes 250,006 unvested LTIP Units and 1,096,819 unvested performance units.

First Quarter 2022 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2022, multiplied by 12. Includes leases that have commenced as of March 31, 2022 or leases where tenant has taken early possession of space as of March 31, 2022. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of March 31, 2022.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to March 31, 2022, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of March 31, 2022, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of March 31, 2022.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of March 31, 2022.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of March 31, 2022.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps, (iv) impairments of right of use assets and (v) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

First Quarter 2022 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Debt Covenants ($ in thousands)

		March 31, 2022
	Current Period Covenant	Credit Facility and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.1%	21.2%
Maximum Secured Leverage Ratio	less than 45%	1.7%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.8%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$4,398,463	$5,869,410	N/A
Minimum Tangible Net Worth	$4,292,713	N/A	$5,869,410
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	7.0 to 1.00	7.0 to 1.00
Unencumbered Leverage Ratio	less than 60%	19.8%	20.9%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	10.63 to 1.00	10.63 to 1.00

		March 31, 2022
	Current Period Covenant	$400M 2.125% Senior Notes and $400M 2.15% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	19.8%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.8%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	6.6 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	5.3 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly,
EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021
EBITDAre	$92,568		$84,351		$75,587		$69,108		$64,679
Amortization of above/below market lease intangibles	(5,091)		(6,154)		(3,191)		(3,386)		(2,712)
Non-cash stock compensation	6,052		6,277		4,506		4,463		4,261
Loss on extinguishment of debt	—		—		505		—		—
Impairment of right-of-use asset	—		992		—		—		—
Straight line rental revenue adj.	(6,901)		(5,999)		(5,865)		(4,840)		(4,199)
Capitalized payments	(2,895)		(2,539)		(2,062)		(1,700)		(1,590)
Recurring capital expenditures	(1,251)		(3,363)		(2,509)		(2,053)		(2,541)
2nd gen. tenant improvements & leasing commissions	(2,147)		(1,510)		(2,523)		(4,885)		(3,528)
Cash flow for fixed charge coverage calculation	$80,335		$72,055		$64,448		$56,707		$54,370
Cash interest expense calculation detail:
Interest expense	9,683		10,367		10,427		9,593		9,752
Capitalized interest	1,983		1,611		1,277		893		732
Note payable premium amort.	(61)		(60)		(23)		28		29
Amort. of deferred financing costs	(520)		(517)		(508)		(447)		(447)
Amort. of swap term fees & t-locks	(181)		(804)		(655)		(410)		(410)
Cash interest expense	10,904		10,597		10,518		9,657		9,656
Scheduled principal payments	635		598		531		332		319
Preferred stock/unit dividends	3,037		3,022		3,684		4,345		4,344
Fixed charges	$14,576		$14,217		$14,733		$14,334		$14,319
Fixed Charge Coverage Ratio	5.5	x	5.1	x	4.4	x	4.0	x	3.8	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred

First Quarter 2022 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 32) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.

First Quarter 2022 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Rental revenue (before collectability adjustment)	$115,532	$110,009	$95,862	$86,935	$83,349
Tenant reimbursements	24,553	22,192	19,024	17,119	16,644
Other income	463	388	232	303	147
Increase (reduction) in revenue due to change in collectability assessment	40	4	142	(121)	(496)
Rental income	$140,588	$132,593	$115,260	$104,236	$99,644
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”) (previously referred to as the "Stabilized Same Property Portfolio."): Our 2022 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through March 31, 2022, and excludes (i) any properties that were acquired or sold during the period from January 1, 2021 through March 31, 2022, and (ii) properties acquired prior to January 1, 2021 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2021 and 2022 (unless otherwise noted), which we believe will significantly affect the properties’ results during the comparative periods.

SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
# of Properties	224	193	194	195	195
Square Feet	28,570,287	24,619,258	24,652,152	24,721,010	24,720,199
Ending Occupancy	99.3%	99.1%	98.8%	98.4%	98.6%
SPP NOI growth	8.0%	10.0%	9.7%	10.1%	6.8%
SPP Cash NOI growth	11.7%	6.8%	13.3%	22.0%	8.2%

Same Property Portfolio Rental Income: See below for a breakdown of 2022 & 2021 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Rental revenue	$82,259	$76,380	$5,879	7.7%
Tenant reimbursements	17,714	15,477	2,237	14.5%
Other income	242	101	141	139.6%
Rental income	$100,215	$91,958	$8,257	9.0%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net Income	$48,900	$39,380	$40,186	$26,037	$30,643
Add:
General and administrative	14,717	15,009	11,806	10,695	11,480
Depreciation & amortization	42,471	41,221	38,676	36,228	35,144
Other expenses	38	1,262	4	2	29
Interest expense	9,683	10,367	10,427	9,593	9,752
Loss on extinguishment of debt	—	—	505	—	—
Subtract:
Management & leasing services	163	118	136	109	105
Interest income	1	1	7	15	14
Gain (loss) on sale of real estate	8,486	6,617	13,702	2,750	10,860
NOI	$107,159	$100,503	$87,759	$79,681	$76,069
S/L rental revenue adj.	(6,901)	(5,999)	(5,865)	(4,840)	(4,199)
Amortization of above/below market lease intangibles	(5,091)	(6,154)	(3,191)	(3,386)	(2,712)
Cash NOI	$95,167	$88,350	$78,703	$71,455	$69,158

First Quarter 2022 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended March 31,
	2022	2021
Net income	$48,900	$30,643
Add:
General and administrative	14,717	11,480
Depreciation and amortization	42,471	35,144
Other expenses	38	29
Interest expense	9,683	9,752
Deduct:
Management and leasing services	163	105
Interest income	1	14
Gain on sale of real estate	8,486	10,860
NOI	$107,159	$76,069
Non-Same Property Portfolio rental income	(40,373)	(7,686)
Non-Same Property Portfolio property exp.	9,572	2,319
Same Property Portfolio NOI	$76,358	$70,702
Straight line rental revenue adjustment	(2,691)	(3,853)
Amort. of above/below market lease intangibles	(1,640)	(2,377)
Same Property Portfolio Cash NOI	$72,027	$64,472
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2022 Estimate
	Low	High
Net income attributable to common stockholders	$0.79	$0.83
Company share of depreciation and amortization	1.10	1.10
Company share of gains on sale of real estate(1)	(0.05)	(0.05)
Company share of Core FFO	$1.84	$1.88
(1)Reflects the sale of 28159 Avenue Stanford on January 13, 2022.

First Quarter 2022 Supplemental Financial Reporting Package	Page 36